Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-38613, 333-55078, 333-104294, 333-105141 and 333-126125) and Form S-8 (File Nos. 033-84510, 333-14155, 333-27201, 333-27203, 333-27205, 333-60333 and 333-123829) of Colonial Properties Trust of our report dated February 28, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 28, 2007